UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023
Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2023, Bionano Genomics, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with David Barker (“Purchaser”), the Chair of the Company’s Board of Directors (the “Board”), pursuant to which the Company agreed to issue and sell one share of the Company’s newly designated Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), to the Purchaser for a purchase price of $100.00. The closing of the sale and purchase of the share of Series A Preferred was completed on April 13, 2023.

Additional information regarding the rights, preferences, privileges and restrictions applicable to the Series A Preferred is set forth under Item 5.03 of this report.

Pursuant to the Purchase Agreement, the Purchaser has agreed to cast the votes represented by the share of Series A Preferred on any Reverse Stock Split Proposal (defined below) in the same proportion as shares of common stock of the Company (“Common Stock”) are voted (excluding any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes or otherwise) on such proposal; provided, that unless and until at least one-third of the outstanding shares of Common Stock on the record date established for the meeting of stockholders at which the Reverse Stock Split Proposal is presented are present in person or represented by proxy at such meeting, the Purchaser will not vote the share of Series A Preferred on such Reverse Stock Split Proposal. A “Reverse Stock Split Proposal” means any proposal approved by the Company’s Board of Directors and submitted to the stockholders of the Company to adopt an amendment, or a series of alternate amendments, to the Company’s Amended and Restated Certificate of Incorporation, as amended, to combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment or series of alternate amendments.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this report is incorporated under this Item 3.02 by reference. The Purchaser is an “accredited investor” and the offer and sale of the share of Series A Preferred was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure included in Item 5.03 of this report is incorporated into this Item 3.03 by reference. Prior to the issuance of the Series A Preferred, stockholder approval of a Reverse Stock Split Proposal required the affirmative approval of a majority of the voting power of the outstanding shares of Common Stock. Following the issuance of the Series A Preferred, stockholder approval of a Reverse Stock Split Proposal requires affirmative approval from a majority of the voting power of the shares of Common Stock and the share of Series A Preferred, voting together as a single class. The Purchaser will cast the votes represented by the share of Series A Preferred on a Reverse Stock Split Proposal in a manner that mirrors the votes cast by holders of Common Stock on such proposal. Prior to the issuance of the share of Series A Preferred, abstentions and any other non-votes would have had the same effect as a vote against a Reverse Stock Split Proposal. Following the issuance of the share of Series A Preferred, abstentions and any other non-votes on a Reverse Stock Split Proposal will still technically have the same effect as a vote against such proposal, but because the share of Series A Preferred has a high number of votes and will vote in a manner that mirrors votes actually cast by the holders of Common Stock (which does not include abstentions or any other non-votes), abstentions and any other non-votes will have no effect on the manner in which the Series A Preferred votes are cast.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 13, 2023, in connection with the Purchase Agreement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series A Certificate of Designation designates one share of the Company’s preferred stock as Series A Preferred, and establishes and designates the preferences, rights and limitations thereof. Pursuant to the Series A Certificate of Designation:

Convertibility. The share of Series A Preferred is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company.

Dividends. The share of Series A Preferred shall be entitled to receive dividends on a pari passu basis with the outstanding shares of Common Stock.

Voting. The share of Series A Preferred will have 3,000,000,000 votes, but has the right to vote only on any Reverse Stock Split Proposal and until such time as a Reverse Stock Split Proposal is approved by the stockholders, and will have no voting rights except (i) with respect to a Reverse Stock Split Proposal in which its votes are cast for and against such Reverse Stock Split Proposal in the same proportion as shares of Common Stock are voted for and against such Reverse Stock Split Proposal (with any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes or otherwise not counted as votes for or against the Reverse Stock Split Proposal) and (ii) unless the holders of one-third (1/3rd) of the outstanding shares of Common Stock are present, in person or by proxy, at the meeting of stockholders at which a Reverse Stock Split Proposal is submitted for stockholder approval (or any adjournment thereof). The share of Series A Preferred will vote together with the Common Stock as a single class on any Reverse Stock Split Proposal. The Series A Preferred has no other voting rights, except as may be required by the General Corporation Law of the State of Delaware.

Rank; Liquidation. Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily, pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of Series A Preferred will be entitled to receive, before any payment is made to the holders of Common Stock by reason of their ownership thereof, an amount equal to $100.00.

Transfer Restrictions. The Series A Preferred may not be transferred at any time prior to stockholder approval of a Reverse Stock Split Proposal without the prior written consent of the Company’s Board of Directors.

Redemption. The outstanding share of Series A Preferred will be redeemed in whole, but not in part, for a redemption price of $100.00, payable out of funds lawfully available therefor, (i) if such redemption is ordered by the Company’s Board of Directors in its sole discretion, automatically and effective on such time and date specified by the Board of Directors in its sole discretion, or (ii) automatically immediately following the approval by the stockholders of a Reverse Stock Split Proposal.

The foregoing is only a summary of the terms of the Series A Certificate of Designation, does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this report.

Effective April 13, 2023, the Board amended Section 8 of Article III of the Company’s Amended and Restated Bylaws to reduce the quorum requirement for all meetings of stockholders of the Company from a majority of the stock outstanding and entitled to vote to one-third of the stock outstanding and entitled to vote.

The foregoing description of the amendment to the Company’s Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Bylaws Amendment, a copy of which is filed as Exhibit 3.2 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock.
3.2	Amendment to Amended and Restated Bylaws.
10.1*	Purchase Agreement, dated April 13, 2023, by and between Bionano Genomics, Inc. and David Barker.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2023	Bionano Genomics, Inc.

	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President, Chief Executive Officer and Secretary (Principal Executive Officer)